Exhibit 99.1

Enphase Energy Improves Financial Performance Driven by Strong Business Momentum
PETALUMA, Calif. — February 18, 2014 — Enphase Energy, Inc. (NASDAQ: ENPH) announced today financial results for the fourth quarter and fiscal year ended December 31, 2013.
Fourth Quarter 2013 Highlights

•	Record revenue of $67.1 million

•	Shipped a record 107MW (AC) of microinverter systems, up 30 percent year-over-year

•	Record non-GAAP gross margin of 32.3 percent, up 430 basis points year-over-year

•	Non-GAAP operating income of $0.4 million

•	Strong positive cash flow from operations of $7.6 million
Enphase Energy reported total revenues for the fourth quarter of 2013 of $67.1 million, an increase of 8 percent compared to the third quarter of 2013 and an increase of 16 percent compared to the fourth quarter of 2012. During the fourth quarter, Enphase sold 107MW (AC) or 485,000 microinverters. This is an increase in MW of 14 percent compared to the third quarter of 2013 and an increase of 30 percent compared to the fourth quarter of 2012.
GAAP gross margin for the fourth quarter of 2013 was 32.1 percent. Non-GAAP gross margin was 32.3 percent, an increase of 400 basis points compared to the third quarter of 2013, and an increase of 430 basis points compared to the fourth quarter of 2012.
GAAP operating expenses for the fourth quarter were $23.1 million and non-GAAP operating expenses were $21.3 million.
GAAP operating loss for the fourth quarter of 2013 was $1.6 million, and non-GAAP operating income was $0.4 million, resulting in Enphase’s first profitable quarter on a non-GAAP operating income basis. This compares to a non-GAAP operating loss of $4.2 million in the fourth quarter of 2012.
Fourth quarter of 2013 GAAP net loss was $2.8 million, or a loss of $0.07 per share. On a non-GAAP basis, the net loss was $0.7 million, or a loss of $0.02 per share.
Cash flow from operations during the fourth quarter was $7.6 million and net cash flow was $6.4 million. As a result, the company exited the year with a total cash balance of $38.2 million.
“We ended 2013 with a breakthrough fourth quarter,” commented Paul Nahi, CEO of Enphase. “We posted the highest revenue in our company’s history, shipping over 100MW for the first time in any quarter, while our record gross margin marks the first time we have exceeded 30 percent in any quarter. Combined with our ongoing focus on expense management, we were able to post a non-GAAP operating profit for the first time in Enphase’s history. We also continue to drive working capital improvements, resulting in strong cash generation during the quarter.”
He added, “This quarter’s results demonstrate the power of the Enphase business model and our ability to execute on our key initiatives. We are extremely pleased to have achieved several company milestones during the fourth quarter and exited 2013 with strong business momentum. Since inception, we have shipped over 1GW (AC) or approximately 5 million microinverters. We are well positioned for 2014, which by many accounts, is expected to be a very strong year for the solar industry, and we are off to a great start.”
For the full year 2013, total revenues were $232.8 million representing 355MW (AC) or 1.6 million microinverters. GAAP gross margin for the year was 29.0 percent, and non-GAAP gross margin was 29.1 percent. GAAP net loss for the year totaled $25.9 million, or a loss of $0.62 per share. Non-GAAP net loss was $18.0 million, or a loss of $0.43 per share.
“2013 was another year of impressive results by Enphase, highlighted by continued gross margin expansion which has improved 350 basis points year-over-year,” said Paul Nahi. “We strengthened our industry leadership position and introduced our fourth-generation microinverter. We continue to improve the overall financial performance of the company, and substantially improved the cash flow from operations for the year close to the break-even level.” He added, “I am tremendously proud of what we accomplished, which was made possible by the ongoing innovation, hard work and commitment of our entire Enphase family.”

Business Outlook
“Looking forward, we expect revenues for the first quarter of 2014 to be within a range of $54 million to $57 million, and for gross margin to be within a range of 30 percent to 33 percent,” said Kris Sennesael, CFO of Enphase. “The strong business momentum from the fourth quarter of 2013 is carrying over into the first quarter of 2014. At the midpoint of the revenue outlook range, revenue is up 22 percent compared to the first quarter of 2013. We also expect operating expenses for the first quarter of 2014 to be up approximately 5 to 8 percent compared to the fourth quarter of 2013, as we continue to invest in the growth of the company.”
Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its fourth quarter and full year 2013 results and first quarter 2014 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 47007756. A live webcast of the conference call, along with accompanying presentation slides, will also be accessible from the Investor Relations section of the company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant passcode 47007756 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s financial performance, market demands for its microinverters, advantages of its technology, market trends and future financial performance. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broad market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets; and other risks detailed in the “Risk Factors” and elsewhere in Enphase Energy’s Securities and Exchange Commission (SEC) filings and reports, including its most recent report on Form 10-Q filed on November 12, 2013. Additional information will also be set forth in those sections in Enphase Energy’s Annual Report on Form 10-K for the year ended December 31, 2013, which will be filed with the SEC in the first quarter of 2014. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the Investor Relations page of Enphase Energy’s website at investor.enphase.com.

About Enphase Energy, Inc.
Enphase Energy delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts energy at the individual module level and brings a system-based, high technology approach to solar energy generation. www.enphase.com
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Contacts
Media Relations
Christine Bennett, Enphase Energy
Corporate Communications
pr@enphaseenergy.com

+1-707-763-4784

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net revenues	$67,056	$57,568	$232,846	$216,678
Cost of revenues	45,560	41,512	165,430	161,390
Gross profit	21,496	16,056	67,416	55,288
Operating expenses:
Research and development	8,721	8,533	34,524	35,601
Sales and marketing	8,315	7,525	31,080	25,973
General and administrative	6,071	6,177	23,970	24,875
Total operating expenses	23,107	22,235	89,574	86,449
Loss from operations	(1,611)	(6,179)	(22,158)	(31,161)
Other expense, net:
Interest expense	(670)	(1,025)	(2,055)	(6,436)
Other (expense) income	(113)	(233)	(837)	30
Total other expense, net	(783)	(1,258)	(2,892)	(6,406)
Loss before income taxes	(2,394)	(7,437)	(25,050)	(37,567)
Provision for income taxes	(416)	(305)	(863)	(651)
Net loss attributable to common stockholders	$(2,810)	$(7,742)	$(25,913)	$(38,218)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.19)	$(0.62)	$(1.24)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	42,032	40,819	41,647	30,740

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$38,190	$45,294
Accounts receivable, net	32,084	27,743
Inventory	16,580	19,843
Prepaid expenses and other	3,655	2,118
Total current assets	90,509	94,998
Property and equipment, net	24,853	25,541
Other assets	1,307	1,752
Total assets	$116,669	$122,291
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,363	$11,272
Accrued liabilities	19,722	19,266
Deferred revenues	2,773	933
Current portion of term loans	3,507	2,384
Total current liabilities	33,365	33,855
Long-term liabilities:
Deferred revenues	11,284	7,537
Warranty obligations	25,490	15,260
Other liabilities	1,154	307
Term loans	5,170	8,677
Total long-term liabilities	43,098	31,781
Total liabilities	76,463	65,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	192,916	183,629
Accumulated deficit	(152,939)	(127,026)
Accumulated other comprehensive income	229	52
Total stockholders’ equity	40,206	56,655
Total liabilities and stockholders’ equity	$116,669	$122,291

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(25,913)	$(38,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,981	5,568
Provision for doubtful accounts	885	1,068
Net loss on disposal of assets	82	120
Non-cash interest expense	429	4,777
Stock-based compensation	6,849	4,766
Change in fair value of convertible preferred stock warrants	—	(520)
Changes in operating assets and liabilities:
Accounts receivable	(5,226)	(11,040)
Inventory	3,263	(8,615)
Prepaid expenses and other assets	(1,450)	(711)
Accounts payable, accrued liabilities and warranty obligations	7,641	16,774
Deferred revenues	5,587	(18,614)
Net cash used in operating activities	(872)	(44,645)
Cash flows from investing activities:
Purchases of property and equipment	(6,257)	(12,990)
Net cash used in investing activities	(6,257)	(12,990)
Cash flows from financing activities:
Proceeds from borrowings under term loans	—	10,000
Payments of financing costs	—	(1,031)
Repayments of term loans	(2,447)	(14,103)
Principal payments under capital leases	(40)	(96)
Proceeds from issuance of common stock under employee stock plans	2,429	255
Proceeds from issuance of common stock in IPO, net of underwriting discounts and commissions	—	58,609
Payment of offering costs	—	(2,198)
Net cash (used in) provided by financing activities	(58)	51,436
Effect of exchange rate changes on cash	83	(31)
Net decrease in cash and cash equivalents	(7,104)	(6,230)
Cash and cash equivalents—Beginning of period	45,294	51,524
Cash and cash equivalents—End of period	$38,190	$45,294

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$21,496	$16,056	$67,416	$55,288
Stock-based compensation	129	76	438	196
Gross profit on a non-GAAP basis	$21,625	$16,132	$67,854	$55,484
Gross margin on a GAAP basis	32.1%	27.9%	29.0%	25.5%
Gross margin on a non-GAAP basis	32.3%	28.0%	29.1%	25.6%
Reconciliation of Operating Expenses on a GAAP Basis to Operating Expenses on a Non-GAAP Basis:
Operating expenses on a GAAP basis	$(23,107)	$(22,235)	$(89,574)	$(86,449)
Stock-based compensation(1)	1,765	1,531	6,411	4,570
Severance costs	84	371	662	371
Operating expenses on a non-GAAP basis	$(21,258)	$(20,333)	$(82,501)	$(81,508)
(1) Includes stock-based compensation as follows:
Research and development	$569	$557	$2,110	$1,728
Sales and marketing	495	429	1,812	1,254
General and administrative	701	545	2,489	1,588
Total	$1,765	$1,531	$6,411	$4,570
Reconciliation of Loss from Operations on a GAAP Basis to Income (Loss) from Operations on a Non-GAAP Basis:
Loss from operations on a GAAP basis	$(1,611)	$(6,179)	$(22,158)	$(31,161)
Stock-based compensation	1,894	1,607	6,849	4,766
Severance costs	84	371	662	371
Income (loss) from operations on a non-GAAP basis	$367	$(4,201)	$(14,647)	$(26,024)
Reconciliation of Net Loss on a GAAP Basis to Net Loss on a Non-GAAP Basis:
Net loss on a GAAP basis	$(2,810)	$(7,742)	$(25,913)	$(38,218)
Stock-based compensation	1,894	1,607	6,849	4,766
Severance costs	84	371	662	371
Non-cash interest expense and write-off of deferred financing costs	107	808	429	4,777
(Gains) losses from convertible preferred stock warrant liability revaluation	—	—	—	(520)
Net loss on a non-GAAP basis	$(725)	$(4,956)	$(17,973)	$(28,824)
Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and diluted net loss per share on a GAAP basis	$(0.07)	$(0.19)	$(0.62)	$(1.24)
Stock-based compensation	0.05	0.04	0.16	0.16
Severance costs	—	0.01	0.02	0.01
Non-cash interest expense and write-off of deferred financing costs	—	0.02	0.01	0.16
(Gains) losses from convertible preferred stock warrant liability revaluation	—	—	—	(0.02)
Basic and diluted net loss per share on a non-GAAP basis	$(0.02)	$(0.12)	$(0.43)	$(0.93)